Exhibit 5.2

1114 Avenue of the Americas, 23rd Floor New York, New York 10036.7703 USA
P. 212.880.6000 | F. 212.682.0200
www.torys.com

December 22, 2016

Norbord Inc.

1 Toronto Street, Suite 600

Toronto, Ontario A6 M5C 2W4

Canada

RE: REGISTRATION STATEMENT ON FORM F-10

Ladies and Gentlemen:

We hereby consent to the references to our firm name in the prospectus filed as part of this registration statement on Form F-10 of Norbord Inc. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Torys LLP

Torys LLP